UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2019

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Celebration Pointe Avenue Gainesville, FL 32608
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 428-9605

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01                        Other Events

On March 6, 2019, SharpSpring, Inc. (the “Company”) announced that it intends to offer for sale in a firm commitment underwritten public offering (the “Proposed Offering”) of shares of the Company’s common stock, $0.001 par value per share. The Company also announced that it expects to grant to the underwriters in the Proposed Offering a 30-day option to purchase an additional 15% of shares of common stock to cover overallotments, if any.

Canaccord Genuity LLC is acting as the sole bookrunning manager of the Proposed Offering.

The Proposed Offering will be made pursuant to a shelf registration statement (File No. 333-222850) declared effective by the Securities and Exchange Commission on February 9, 2018.

The press release announcing the Proposed Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, and in the preliminary prospectus supplement filed with the SEC on March 6, 2019. These risks and uncertainties could cause actual results to differ materially from those currently anticipated or projected.

Item 9.01                        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: March 6, 2019	By:	/s/ Bradley M. Stanczak
Bradley M. Stanczak
Chief Financial Officer